TARO PHARMACEUTICAL INDUSTRIES LTD.
c/o AMERICAN STOCK TRANSFER
59 MAIDEN LANE
NEW YORK, NY 10038

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until **11:59 p.m. Eastern Time on September 5, 2005**. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until **11:59 p.m. Eastern Time on September 5, 2005**. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to TARO PHARMACEUTICAL INDUSTRIES LTD., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received on or before **11:59 p.m. Eastern Time on September 5, 2005.**

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by TARO PHARMACEUTICAL INDUSTRIES LTD. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

TARPH1 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TARO PHARMACEUTICAL INDUSTRIES LTD.

Vote On Directors

1. Election of Directors

01) Heather Douglas	05) Barrie Levitt
02) Micha Friedman	06) Tal Levitt
03) Eric Johnston	07) Daniel Moros
04) Gad Keren	08) Myron Strober

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.

____

Vote On Proposals

	Proposal	For	Against	Abstain
2.	Reappoint Kost Forer Gabbay & Kasierer as the Company's independent registered public accounting firm and authorize the Audit Committee to fix the remuneration of said independent registered public accounting firm.	☐	☐	☐
3.	Approve an amendment to the Articles of Association to provide for indemnification of officers and directors.	☐	☐	☐
4.	Approve indemnification of the Company's officers and directors including entering into amended exemption and indemnification agreements.	☐	☐	☐
5.	Approve the Consolidated Financial Statements of the Company for the year ended December 31, 2004.	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

TARO PHARMACEUTICAL INDUSTRIES LTD. PROXY FOR ANNUAL GENERAL MEETING OF SHAREHOLDERS ON SEPTEMBER 8, 2005 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TARO PHARMACEUTICAL INDUSTRIES LTD. The undersigned hereby appoints Hannah Bayer, Marc Coles and Samuel Rubinstein, and each or any of them, with full power of substitution and revocation to each of them, the attorney, agent and proxy of the undersigned, as to all Ordinary Shares of TARO PHARMACEUTICAL INDUSTRIES LTD. (the "Company") which the undersigned is entitled to vote at the Annual General Meeting of Shareholders of the Company to be held at the offices of the Company, 14 Hakitor Street, Haifa Bay, Israel on Thursday, September 8, 2005 at 8:00 a.m. (Israel time) and at any and all adjourn ments thereof, to vote as fully and with the same force and effect as the undersigned might or could do if personally present and acting, with respect to the matters on the reverse side. IF NO DIRECTIONS ARE INDICATED THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED "FOR" EACH OF THE MATTERS ON THE REVERSE SIDE AND AS DETERMINED BY THE HOLDERS OF THE PROXIES WITH RESPECT TO ALL OTHER MATTERS TO COME BEFORE THE MEETING. (To be Continued and Signed on the Other Side)